Exhibit 10.1

Aerkomm INC.

INVESTMENT CONVERSION AND BOND PURCHASE AGREEMENT

This Investment Conversion and Bond Purchase Agreement (this “Agreement”) is made and entered into as of _____________, 2022 (the “Effective Date”), by and between Aerkomm Inc., a Nevada corporation with its principal office at 44043 Fremont Blvd., Freemont, CA 94538 (“Aerkomm” or the “Company”), and World Praise Limited, a Samoa registered company with an address at Vistra Corporation Services Center, Ground Floor NFP Building, Beach Road, Apia, Samoa (“WPL”).

Recitals

A. On June 28, 2022, Aerkomm and WPL entered into a subscription agreement (the “June Aerkomm Agreement”) pursuant to which WPL agreed to purchase 516,666 shares of Aerkomm’s common stock, $0.001 par value per share (the “Common Stock”), at a purchase price per share of Euro 6.00 for an aggregate of EURO 3,100,000, at an agreed upon exchange rate of EUR/USD 1.0584. Under this June Aerkomm Agreement, WPL paid to Aerkomm a first installment of US $3,175,200 (the “June Aerkomm Investment”), and to date, no shares of Comon Stock have been issued and delivered to WPL under the June Aerkomm Agreement.

B.   On September 15, 2022, Aerkomm and WPL entered into an additional subscription agreement (the “September Aerkomm Agreement”) pursuant to which WPL agreed to purchase 966,669 shares of the Common Stock at a purchase price per share of Euro 6.00 for an aggregate of EURO 5,800,000, at an agreed upon exchange rate of EUR/USD 0.9982. Under this September Aerkomm Agreement, WPL paid to Aerkomm a first installment of US $5,674,000 (the “September Aerkomm Investment”), and to date, no shares of Comon Stock have been issued and delivered to WPL under the September Aerkomm Agreement.

C. On June 28, 2022, WPL and MEPA Labs, Inc., a California corporation and now a wholly owned subsidiary of Aerkomm (“MEPA”), entered into a subscription agreement (the “June MEPA Agreement,” and together with the June Aerkomm Agreement and the September Aerkomm Agreement, the “WPL Investment Agreements”) pursuant to which WPL agreed to purchase 4,400,000 shares of MEPA’s common stock at a purchase price per share of US $1.00 for an aggregate of US $4,400,000. Under this June MEPA Agreement, WPL paid to MEPA a first installment of US $4,324,000 (the “June MEPA Investment,” and together with the June Aerkomm Investment and the September Aerkomm Investment, the “WPL Investments”), and to date, no shares of MEPA common stock have been issued and delivered to WPL under the June MEPA Agreement. For the avoidance of doubt, it is understood by the parties that the WPL Investments, in the aggregate, total US $13,173,200.

D. The Company and MEPA now desire to convert the WPL Investments from obligations to issue shares of Aerkomm and MEPA common stock to loans to the Company convertible into shares of Aerkomm Common Stock according to the terms of the convertible bond, a copy of which is attached hereto in final form as Exhibit A (the “Convertible Bond”).

E.   Additionally, WPL now wishes to be able to invest additional funds up to a maximum of US $30,000,000, which number includes the existing WPL Investments (the “Maximum Loan Amount”), in the Company, with an initial additional loan of US $10,000,000 (the “Initial Additional Loan Amount”), under, and pursuant to the terms of, the Convertible Bond.

Now Therefore, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Outstanding Aggregate WPL Investment. The Company and WPL hereby acknowledge and agree that the WPL Investments itemized in the recitals above are accurately reflected and that the Company has received all of the $13,173,200 constituting the WPL Investments.

2.   WPL Investments Conversion; Additional Loan.

(a) Conversion of the WPL Investments. Effective upon the execution and delivery of the Convertible Bond by Aerkomm and WPL on the Effectives Date, the Company and WPL acknowledge and agree that (a) each of the WPL Investments shall be automatically converted into a loan to the Company under, and in accordance with the terms of, the Convertible Bond (the “Conversion”), such aggregate loan amount (the “Conversion Amount”) to be reflected in the Convertible Bond as a component of the Base Amount, as that term is defined in the Convertible Bond, and that by virtue of such Conversion, the obligations of the Company under the WPL Investment Agreements are terminated, and all rights, title and interest arising under the WPL Investment Agreements are hereby cancelled, released, extinguished and of no further force and effect, and (b) the cancellation, release and extinguishment of each of the WPL Investment Agreements is effective whether or not such agreement is delivered to and cancelled by the Company. Each of the WPL Investment Agreements is hereby amended to the extent necessary to allow for such Conversion as contemplated by this Agreement.

(b) Additional Loans. On the Effective Date, WPL agrees to deliver to the Company the Initial Additional Loan Amount, such amount to be reflected in the Convertible Bond as a component of the Base Amount. Any additional loan amounts to be advanced to the Company at future dates as may be agreed upon by the parties, up to, in the aggregate, the Maximum Loan Amount, shall be recorded on Schedule 1 to the Convertible Bond in accordance to the terms of the Convertible Bond.

3.   Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to WPL as of the date of execution of this Agreement and as of the conversion date of the Convertible Bond as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the Company or its business. For purposes of the Convertible Bond, “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Company, or the Company taken as a whole; (b) a material impairment of the rights and remedies of WPL under the Convertible Bond, or of the ability of the Company to perform its obligations under any such document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of the Convertible Bond to which it is a party.

(b) Corporate Power. The Company shall have all requisite corporate power to execute and deliver the Convertible Bond and to carry out and perform its obligations under the terms of the Convertible Bond. The Company’s Board of Directors has approved the Convertible Bond based upon a reasonable belief that the Convertible Bond is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

(c) Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Convertible Bond by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Convertible Bond and the reservation of the equity securities issuable upon conversion of the Convertible Bond (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. This Agreement and the Convertible Bond , when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of this Agreement or the Convertible Bond, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(d) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Convertible Bond, the offer, sale or issuance of the Convertible Bond and the Conversion Securities issuable upon conversion of the Convertible Bond or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective as of the date of the Convertible Bond.

(e) Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

(f) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company, threatened against any of the officers or directors of the Company with respect to such duties and activities with respect to the Company that would have a Material Adverse Effect.

(g) Compliance with Other Instruments. The Company is not in violation or default of any term of its Amended and Restated Articles of Incorporation, or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect on the Company. The execution, delivery and performance of the this Agreement and the Convertible Bond, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(h) Offering. Assuming the accuracy of the representations and warranties of WPL contained in Section 4 hereof, the offer, issue, and sale of the Convertible Bond and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

(i) Capitalization. The authorized capital stock of the Company, immediately prior to the date hereof, consists of 90,000,000 shares of Common Stock (the “Common Stock”), $0.001 par value per share, 9,869,165 shares of which are issued and outstanding and 50,000,000 shares of Preferred Stock (the “Common Stock”), $0.001 par value per share, zero (o) shares of which are issued and outstanding.

4.   Representations and Warranties of WPL. WPL hereby represents and warrants as of the date of execution of this Agreement the following:

(a) Purchase for Own Account. WPL represents that it is acquiring the Convertible Bond and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, WPL hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given WPL and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c) Ability to Bear Economic Risk. WPL acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(d) Further Limitations on Disposition. Without in any way limiting the representations set forth above, WPL further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)	There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)	WPL shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, WPL shall have furnished the Company with an opinion of counsel, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(iii)	Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by WPL to shareholder of WPL, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were parties hereto and holders under the Convertible Bond.

(e) Accredited Investor Status. WPL is an “accredited investor” as such term is defined in Rule 501 under the Act.

(f) Foreign Investors. If WPL is not a United States person (as defined by Section 7701(a)(30) of the Code ), WPL hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Convertible Bond, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. WPL’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of WPL’s jurisdiction.

(g) Further Assurances. WPL agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of the Convertible Bond and to comply with state or federal securities laws or other regulatory approval

5.   Miscellaneous.

(a) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California in all respects without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the state of California.

(b) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and WPL at the addresses as set forth on such party’s signature page hereof or at such other address as the Company or WPL may designate by ten (10) days advance written notice to the other parties hereto.

(c) Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and Convertible Bond.

(d) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) Modification; Waiver. No modification or waiver of any provision of this Agreement shall be effective unless in writing and approved by the Company and WPL.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(i) Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Investment Conversion and Bond Purchase Agreement as of the date first written above.

Aerkomm Inc.

By:	/s/ Louis Giordimaina
Name:	Louis Giordimaina
Title:	Chief Executive Officer

Address:
44043 Fremont Blvd.
Freemont, CA 94538

World Praise Limited

By:	/s/ Leroy Yau
Name:	Leroy Yau
Title:	Director

Address:
Vistra Corporation Services Center, Ground Floor NFP Building, Beach Road, Apia, Samoa

Exhibit A Convertible Bond